Exhibit 3.60

1.
The name of the West Virginia limited liability company Shall be: [The name must contain one of the required terms such as “limited liability company” or abbreviations such as “LLC” or “PLLC” - see instructions for a list of acceptable terms.]
LGI Homes - West Virginia, LLC

CHECK BOX to indicate you’ve included one of the REQUIRED CORPORATE NAME ENDINGS (See Instructions for name endings).

2.	The company will be a:	LLC	Professional LLC* for the profession of:
(See Section 2. of the attached instructions for list of accepted professions.)

Professional business organizations: CHECK BOXindicating you have attached the state licensing board Verification of Eligibility (Form VOE) to these Articles if your profession meets the requirements as defined by Chapter 30 of WV Code. Your application will be rejected if the VOE is not attached.

3.	The address of the principal office of the company will be:	Street:	1450 Lake Robbins Drive

		City:	The Woodlands	State:	TX	Zip Code:	77380

	Located in the County of (required):	County:	Out of State

	The mailing address of the above location, if different, will be:	Street:

		City:		State:		Zip Code:

4.	The address of the initial designated (physical) office of the company in West Virginia, if any, will be:	Street:	209 West Washington Street

		City:	Charleston	State:	WV	Zip Code:	25302

	Located in the County of:	County:	Kanawha

	The mailing address of the above location, if different, will be:	Street:

		City:		State:		Zip Code:

5.	The name and address of the person (agent) to whom notice of process may be sent, if any, will be:	Name:	Corporation Service Company

		Street:	209 West Washington Street

		City:	Charleston	State:	WV	Zip Code:	25302

WEST VIRGINIA ARTICLES OF ORGANIZATION OF LIMITED LIABILITY COMPANY	Page 2

6.	E-mail address where business correspondence may be received:	hillary.nixon@lgihomes.com

7.	Website address of the business, if any (ex: yourdomainname.com):	lgihomes.com

8.	Do you own or operate more than one business in West Virginia?	Yes * Answer a and b. below.	No	Decline to answer
If “Yes”... a. How many businesses? _________ b. Located in how many West Virginia counties? _________

9.	The name(s) and address(es) of the organizer(s) is (You must list at least ONE organizer.):

Name	No. & Street Address	City	State	Zip Code

Meg Britton	1450 Lake Robbins Drive, Ste. 430	The Woodlands	TX	77380

10.	The company will be: (required)	an AT-WILL company, conducting business for an indefinite period.

a TERM company, conducting business for the term of ________ years.

11.
a. List the name(s) and address(es) of the MEMBER(S) of the company (required; Note: The application will be rejected if member information is not provided below. Attach additional pages if necessary):

Member Name	No. & Street Address	City	State	Zip Code

LGI Homes Group, LLC	1450 Lake Robbins Drive, Ste. 430	The Woodlands	TX	77380

b. The company will be - CHKCK ONE (required):	MEMBER-MANAGED [All member information must be entered under 11a. above.]
MANAGER-MANAGED [All manager information must be entered in the spaces below if selecting this management structure. Attach additional pages if necessary.]

Manager Name	No. & Street Address	Ctiy	State	Zip-Cade

LGI Homes Group, LLC	1450 Lake Robbins Drive, Suite 430	The Woodlands	TX	77380

12.	All or specified members of a limited liability company are liable in their capacity as members for all or specified debts, obligations or liabilities of the company (required):	NO	- All debts, obligations and liabilities are those of the company.

-  Those persons who are liable in their capacity as members for all debts, obligations or liability of the company have consented in writing to the adoption of the provision or to be bound by fee provision.

14.	Is the business a Scrap Metal Dealer?

Yes [If “Yes,” you must complete the Scrap Metal Dealer Registration Form (Form SMD-1) and proceed to Section 15.]
No [Proceed to Section 15.]

WEST VIRGINIA ARTICLES OF ORGANIZATION OF LIMITED LIABILITY COMPANY	Page 3

15.	Other provisions which may be set forth in the operating agreement or matters not inconsistent with law: [See instructions for further information; use extra pages if necessary.]

N/A

16.	The number of pages attached and included in these Articles is:	0

17.	The requested effective date is [Requested date may not be earlier than filing nor later than 90 days after filing in our office]	the date and time of filing in the Secretary of State’s Office.
the following date ___________and time__________ .

18.	Is the organization a “veteran-owned” organization?

Effective JULY 1.2015.to meet the requirements for a “veteran-owned” organization, the entity filing the registration must meet the following criteria per West Virginia Code §59-l-2a:

1.	A “veteran” must be honorably discharged or under honorable conditions, and
2.	A “veteran-owned business” means a business that meets one of the following criteria:
	o	Is at least fifty-one percent (51%) unconditionally owned by one or more veterans; or
	o	In the case of a publicly owned business, at least fifty-one percent (51%) of the stock is unconditionally owned by one or more veterans.

Yes (If “Yes,” attach Form DD214)	CHECK BOX indicating you have attached Veteran Affairs Form DD214
No	You may obtain a copy of your Veterans Affairs Form DD214 by contacting:
National Personnel Records
Center Military Personnel Records
1 Archives Drive
St. Louis, MO 63138
Toil free: 1-86-NARA-NARA or 1-866-272-6272
Phone:314-801-0800
www.archives.gov/veterans/militarv-service-records

Per WV Code 59-l-2(j) effective July 1. 2015, the registration fee is waived for entities that meet the requirements as a “veteran-owned” organization. See attached instructions to determine if the organization qualifies for this waiver. In addition, a “veteran-owned” entity will have four (4)consecutive years of Annual Report fees waived AFTER the organization’s initial formation [see WV Code 59-1 -2a(m)].

19.	Contact and Signature Information* (See belowImportant Legal Notice Regarding Signature):

a. Contact person to reach in case there is a problem with filing:	Hillary Nixon	Phone:	2813628998

b. Print or type name of signer:	Meg Britton	Title/Capacity of signer:	Authorized Signatory

c. Signature:	/s/ Meg Britton	Date:	3/2/2018

* Important legal Notice Regarding Signature: Per West Virginia Code §31B-2-209. Liability for false statement in filed record. If a record authorized or required to be filed under this chapter contains a false statement, one who suffers loss by reliance on the statement may recover damages for the loss from a person who signed the record or caused another to sign it on the person’s behalf and knew the statement to be false at the time the record was signed.

Important Note: This form is a public document Please do NOT provide any personal identifiable information on this form such as social security number, bank account numbers, credit card numbers, tax identification or driver’s license numbers.